SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of September 30, 2015, is made by Northsight Capital, Inc., a Nevada corporation with a principal place of business at 7740 E. Evans Rd, Suite A101, Scottsdale AZ 85260 (the “Company”), in favor of Kae Yong Park and her spouse, Howard R. Baer, each an individual, with a mailing  address of P.O. Box 14110 Scottsdale, AZ 85267  (collectively, the “Secured Party”).

W I T N E S S E T H

WHEREAS, it is the intention of the Company to grant to the Secured Party a security interest in all of its internet domains, websites and related assets, pursuant to this Agreement;

WHEREAS, the Secured Party has or will from time to time made loans to the Company, and the Company is, as of the date hereof, indebted to the Secured Party in the aggregate amount of SIX HUNDRED EIGHTY TWO THOUSAND THREE HUNDRED SEVEN DOLLARS ($682,307) (including fifty thousand dollars ($50,000) advanced on the date hereof).  The obligation to pay such indebtedness and any further amounts advanced by the Secured Party to the Company is evidenced by that certain Second Amended and Restated Secured Promissory Note executed as of the date hereof (“Note”); The Note supersedes that certain first amended and restated promissory note of the Secured Party dated September 21, 2015 in the principal amount of $632,307. On September 21, 2015, the Company entered into a letter agreement with the Secured Party (and her spouse, wherein the company agreed to enter into this security agreement to secure all amounts due under the first amended and restated note.

WHEREAS, the Secured Party, in its sole and absolute discretion, may make additional loans to the Company, which Company shall be obligated to repay pursuant to the Note;

WHEREAS, in connection with such loans heretofore or hereafter extended by Secured Party to Company, Secured Party has requested that Company execute this Security Agreement and the other Loan Documents, and otherwise confirm and agree that all credit or other financial accommodations previously or heretofore or hereafter extended by her to the Company, including, without limitation, those evidenced by the Note, are and shall be secured by the Company’s assets, as specified herein, subject in all respects to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, the Secured Party and the Company hereby agree as follows:

1.

Definitions; Amendments and Acknowledgement of Secured Obligations.

1.1

Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all of a Company’s now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

 “Agreement” means this Security Agreement and any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as the same may be amended, supplemented and otherwise modified, and any successor statute.

“Collateral” means all tangible and intangible personal property of the Company described below, now existing or hereafter acquired, wherever located, including, without limitation: the Company’s Books; the General Intangibles, including without limitation, all of the Company’s internet domain names and websites and related assets and technology (now owned or hereafter acquired); and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Company’s Books, Equipment, General Intangibles, Negotiable Collateral, money, deposit accounts, supporting obligations, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company’s Books” means the Company’s now owned or hereafter acquired books and records (including all of its records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

“Event of Default” means the occurrence of any of the following: (i) the Company’s default or failure to make any payment when due hereunder or to pay or perform any other obligation when due to the Secured Party, whether now existing or hereafter arising, including, without limitation, the Company’s obligations to the Secured Party under the Note (which is in the principal amount of $682,307 as of the date hereof) or the occurrence of an “Event of Default” (as defined in the Note) under the Note; (ii) if any covenant, representation, warranty, statement or certificate made to the Secured Party by the Company is breached or proves to have been or becomes untrue, except to the extent any of the foregoing items relate solely to an earlier date; (iii) the dissolution of the Company; (iv) with respect to the Company, the commencement of an action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for the Company or all or part of its assets, or the commencement of an involuntary proceeding against the Company under federal or state bankruptcy or insolvency statues or similar laws; or (v) if the Company makes an assignment for the benefit of creditors, or is unable to pay its debts as they mature.

“General Intangibles” means all of the Company’s now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, commercial tort claims, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, patent applications, trade names, trademarks, trademark applications, servicemarks, servicemark applications, copyrights, copyright applications, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, internet domain names, websites and related technology and assets and information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

“Loan Documents” means this Agreement, the Note, any other note or notes executed by Company in favor of Secured Party, and all other documents, instruments, agreements, amendments, restatements, supplements and modifications executed in connection with any of the foregoing.

“Negotiable Collateral” means all of the Company’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights (whether or not the letter of credit is evidenced by a writing), banker’s acceptances, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Note” has the meaning set forth in the preambles to this Agreement.

“Secured Obligations” means all liabilities, obligations, or undertakings owing by the Company of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by this Agreement, the Note or the other Loan Documents, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys’ fees), and expenses which the Company is required to pay pursuant to any of the foregoing, by law, or otherwise.

“Secured Party” has the meaning set forth in the preamble to this Agreement.

“Secured Party’s Liens” means the liens granted by the Company to the Secured Party under this Agreement and the other Loan Documents.

 “UCC” means the Uniform Commercial Code as in effect from time to time in The State of Arizona or any other applicable jurisdiction.

1.2

Acknowledgment of Secured Obligations.  The Company hereby acknowledges that it is unconditionally liable to the Secured Party for the full and prompt payment and performance of each of the obligations set forth in the Note and incorporated herein by reference, plus any amounts that may be hereafter borrowed from the Secured Party, plus all interest, fees, charges and other amounts that may arise under the terms of the various documents executed or delivered by the Company evidencing or relating to such obligations, including, without limitation, the Note, plus all reasonable attorneys’ fees and costs of collection incurred in connection with such obligations by the Secured Party, and that the Company has no defenses, counterclaims or set-offs with respect to the full and prompt payment of any or all of the foregoing.

2.

Creation of Security Interest.

2.1

Grant of Security Interest. The Company hereby grants to the Secured Party a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Note, this Agreement, the Loan Documents or any other agreement executed between the Company and the Secured Party, and in order to secure prompt performance by the Company of the Company’s covenants and duties under the Note.  The Secured Party’s Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Secured Party or the Company.  Anything contained in the Note, this Agreement, the Loan Documents or any other agreement executed between the Company and the Secured Party  to the contrary notwithstanding, the Company does not have any authority, express or implied, to dispose of any item or portion of the Collateral other than in the ordinary course of business.

2.2

Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of the Secured Party’s security interest is dependent on or enhanced by possession, the Company, promptly upon the request of the Secured Party, shall endorse and assign such Negotiable Collateral to the Secured Party and deliver physical possession of such Negotiable Collateral to the Secured Party.

2.3

Collection of Accounts, General Intangibles, Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, the Secured Party or the Secured Party’s designee may (a) notify account debtors of the Company that the Accounts, chattel paper, or General Intangibles comprising the Collateral have been assigned to the Secured Party or that the Secured Party has a security interest therein, or (b) collect such Accounts, chattel paper, or General Intangibles.  The Company agrees that it will hold in trust for the Secured Party, as the Secured Party’s trustee, any collections that it receives and promptly will deliver said collections to the Secured Party in their original form as received by the Company.  Any collection costs and expenses incurred by the Secured Party pursuant to this Section 2.3 shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year) from the date incurred until paid in full in cash at the highest rate applicable under the Note.

2.4

Delivery of Additional Documentation Required.  The Company promptly shall notify the Secured Party in writing upon the Company acquiring any commercial tort claim(s).  In addition, at any time upon the request of the Secured Party, the Company shall execute and deliver to the Secured Party, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the “Additional Documents”) that the Secured Party may reasonably request, in form and substance satisfactory to the Secured Party, to perfect and continue perfected or better perfect the Secured Party’s Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the Note.  In addition, on such periodic basis as the Secured Party shall reasonably require, the Company shall (a) provide the Secured Party with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by the Company during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by the Company that are necessary in the conduct of the Company’s business and that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Company’s ownership thereof, unless the Company, with respect to patents and trademarks, but not copyrights, in its commercially reasonable discretion, determined otherwise, and (c) cause to be prepared, executed, and delivered to the Secured Party supplemental schedules hereto to identify, among other things, such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

2.5

Power of Attorney. The Company hereby irrevocably makes, constitutes, and appoints the Secured Party (and any agent designated by the Secured Party) as the Company’s true and lawful attorney, with power to:  (a) if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of the Company on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing, sign the Company’s name on any invoice or bill of lading relating to the Collateral, drafts against account debtors, or notices to account debtors; (c) send requests for verification of Accounts comprising Collateral; (d) endorse the Company’s name on any collection item that may come into Secured Party’s possession; (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under the Company’s policies of insurance with respect to the Collateral and make all determinations and decisions with respect to such policies of insurance; and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles comprising the Collateral directly with account debtors, for amounts and upon terms which the Secured Party determines to be reasonable, and the Secured Party may cause to be executed and delivered any documents and releases which the Secured Party determines to be necessary.  The appointment of the Secured Party as the Company’s attorney, and each and every one of the Secured Party’s rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been fully and finally repaid and performed.

2.6

Right to Inspect. The Secured Party (and any of its agents) shall have the right, from time to time hereafter to inspect the Company’s Books and to check, test, and appraise the Collateral in order to verify the Company’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

3.

Representations and Warranties.

The Company hereby represents and warrants to Secured Party as follows:

(a)

except for the Secured Party’s Liens, the Company is the sole owner of each item of the Collateral, having rights in or the power to transfer the Collateral and having good and marketable title thereto, free and clear of any and all liens, claims, or rights of others; and in this regard, no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any portion of the Collateral is on file or of record in any public office, except as may have been filed in favor of the Secured Party;

(b)

the name of the Company and the type and state of organization set forth in the preamble to this Agreement is the Company’s correct corporate name and type and state of organization, and the Company is not now doing business and has not during the last five (5) years done business under any other name,; and all trade names under which the Company presently conducts or ever conducted business are disclosed in its SEC filings; and

(c)

the address of the Company set forth in the preamble to this Agreement is the address of the Company’s principal place of business and chief executive office and said address is the only location where Collateral is located or maintained.

4.

Affirmative Covenants.

The Company covenants and agrees that from and after the date of this Security Agreement and until the Secured Obligations are repaid in full in cash or converted into shares of common stock in accordance with the Note:

4.1.

Notices Regarding Collateral. the Company will advise the Secured Party promptly, in reasonable detail, (i) of any lien or claim made or asserted against any of the Collateral, and it will defend the Collateral against and take such other action as is necessary to remove, any lien or claim in or to the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material adverse effect on the Collateral taken as a whole or the Secured Party’s Liens.

4.2.

Maintenance of Insurance.  The Company will maintain insurance policies in amounts not less than that usually carried by one engaged in the same or similar business and with companies reasonably satisfactory to the Secured Party and covering such risks as are customary in the same or a similar business.  After an Event of Default, all insurance proceeds with respect to the Collateral received by Company shall be released to the Secured Party.

4.3.

Organization.  The Company will not change its type or state of organization or its legal name.

5.

Secured Party’s Rights and Remedies.

5.1

Rights and Remedies.  Upon the occurrence of an Event of Default, the Secured Party shall have the following additional rights and remedies:

(a)

All of the rights and remedies of a secured party, under the UCC or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

(b)

The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to the Company, for which purpose the Company irrevocably appoints the Secured Party its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, or (ii) require the Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party.  The Company shall make available all premises, locations and facilities necessary for the Secured Party’s taking possession of the Collateral or for removing or putting the Collateral in saleable form.

(c)

The right to sell or otherwise dispose of all or any part of the Collateral by one or more public or private sales.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Company at least ten (10) days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition (which may include, without limitation, or public sale or lease of all or part of the Collateral) is to be made.  The Company agrees that ten (10) days is a reasonable time for such notice.  The Secured Party, its employees, attorney and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations.  If there is a deficiency after such sale and the application of the net proceeds from such sale, the Company shall be responsible for the same with interest.

(d)

The Secured Party shall have the right (and Company irrevocably appoints the Secured Party as attorney-in-fact for the Company for this purpose, such appointment being coupled with an interest), without prior notice to the Company and without resort to legal process, to notify all account debtors (as that term is defined in the UCC) at any time and direct such persons to make payments directly to the Secured Party, and to perform all acts the Company could take to collect any Account comprising the Collateral; including, without limitation, the right to notify postal authorities to change the address for delivery, open mail, endorse checks, bring collection suits, and realize upon supporting obligations securing an account.  At the Secured Party’s request, all bills and statements sent by the Company to account debtors shall state that they have been assigned to, and are solely payable to the Secured Party, and the Company shall direct all account debtors to pay directly to the Secured Party any sums due or to become due on account thereof.

(e)

The Secured Party may without demand or notice apply and set off any or all of the deposit accounts and securities accounts against any and all obligations even though such Obligations are unmatured, and regardless of the Collateral securing the Secured Obligations.

5.2

Remedies Cumulative. The Secured Party’s rights and remedies under this Agreement, the Note, the other Loan Documents and all other agreements between the Secured Party and the Company shall be cumulative.  The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity.   No exercise by the Secured Party of one right or remedy shall be deemed an election, and no waiver by the Secured Party of any Event of Default on the Company’s part shall be deemed a continuing waiver.  No delay by the Secured Party shall constitute a waiver, election, or acquiescence by it.

6.

Taxes and Expenses Regarding the Collateral. If the Company fails to pay any monies (whether taxes, rents, assessments, renewal fees for domains, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, the Secured Party, in its sole discretion and without prior notice to the Company, may do any or all of the following: (a) make payment of the same or any part thereof; (b) obtain and maintain insurance policies insuring the Company’s ownership and use of the Collateral, and take any action with respect to such policies as the Secured Party deems prudent.  Any amounts paid or deposited by the Secured Party shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year) from the date incurred until paid in full in cash at the highest rate applicable under the Note.  Any payments made by the Secured Party shall not constitute an agreement by the Secured Party to make similar payments in the future or a waiver by the Secured Party of any Event of Default under this Agreement.  The Secured Party need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

7.

Waivers; Indemnification.

7.1

Demand; Protest; etc. Except as otherwise specifically and explicitly set forth in this Agreement and to the extent permitted by law, the Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Secured Party, on which the Company may in any way be liable.

7.2

No Liability for Collateral. The Secured Party shall not have any obligation to protect, secure, perfect or insure any of the Collateral at any time held as security for the Secured Obligations.  Beyond the custody thereof, in accordance with the same procedures it employs with regard to its own property, the Secured Party shall not have any duty as to any Collateral in its possession or control or in the possession or control of any of its agents or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  All risk of loss, damage, or destruction of the Collateral shall be borne by the Company.

7.3

Indemnification; Reimbursement of Expenses.

(a)

The Company agrees to defend, indemnify, save, and hold the Secured Party (and its agents) (each an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other person, and (b) all losses (including reasonable attorneys’ fees and disbursements) in any way suffered, incurred, or paid by the Secured Party as a result of or in any way arising out of, following, or consequential to transactions with the Company, whether under this Agreement, the Note, the other Loan Documents or otherwise (all of the foregoing, collectively, the “Indemnified Liabilities”).  Notwithstanding the foregoing, the Company shall not have any obligation under this Section 7.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement.

(b)

 All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Company.  All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Secured Party in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Collateral or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral (including, without limitation, based on the Company’s failure to perform or comply with any provision contained herein) shall be borne by the Company and shall constitute Secured Obligations.  All of such fees and expenses shall be payable upon demand for the same and until paid in full in cash shall be added to the principal amount of the Secured Obligations and shall bear interest (calculated on the basis of a 365-day year for the actual days elapsed) from and after the date incurred at the highest rate applicable to any of the Secured Obligations as set forth in the Note.

8.

Notices.  Except as otherwise specified herein, all notices, requests, demands or other communications to or on the Company or the Secured Party shall be in writing and shall be given or made to the party to which such notice is required or permitted to be given or made at the address set forth on the signature pages hereto or at such other address as any party hereto may hereafter specify to the other in writing, and (unless otherwise specified herein) shall be deemed delivered on receipt if delivered by hand or sent by facsimile, or one (1) business day after sending if sent by nationally recognized courier service, if sent with instructions to deliver the next business day, or five (5) business days after mailing, and all mailed notices shall be by registered or certified mail, postage prepaid.

9.

Choice of Law and Venue; Jury Trial Waiver.

(a)

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this Agreement or any other agreement or document referred to herein, the Company hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed, and hereby waives any right to contest the appropriateness of any action brought within such jurisdiction based upon lack of personal jurisdiction, improper venue or forum non conveniens.

(b)

THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT REFERRED TO HEREIN, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

10.

General Provisions.

10.1

Effectiveness. This Agreement shall be binding and deemed effective when executed by the Company and accepted and executed by the Secured Party.

10.2

Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors, heirs and assigns of each of the parties; provided, however, that the Company may not assign this Agreement or any rights or duties hereunder without the Secured Party’s prior written consent and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Secured Party shall release the Company from its Secured Obligations.  The Secured Party may assign this Agreement and its rights and duties hereunder and no consent or approval by the Company is required in connection with any such assignment.  The Secured Party reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in its rights and benefits hereunder.  In connection therewith, the Secured Party may disclose all documents and information which the Secured Party now or hereafter may have relating to the Company or its business.  To the extent that the Secured Party assigns its rights and obligations to a third person, the Secured Party thereafter shall be released from such assigned obligations to the Company.

10.3

Section Headings. Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

10.4

Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or the Company, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

10.5

Complete Agreement. This Agreement, together with the Loan Documents and any other document executed in connection therewith, contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matters hereof.

10.6

Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.7

Amendments in Writing. This Agreement can only be amended by a writing signed by the Secured Party and the Company.

10.8

Counterparts; Telefax Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefax or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefax or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

10.9

Revival and Reinstatement of Obligations. If the incurrence or payment of the Secured Obligations by the Company or the transfer by the Company to the Secured Party of any property of the Company should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of the Secured Party related thereto, the liability of the Company automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.10

Restriction on Reverse Splits. The Company shall not effect a reverse split of its Common Stock for a period of two years after the date hereof, without the express written consent of the Secured Party, which the Secured Party may withhold, condition or delay in its sole and absolute discretion.   This section shall survive the termination of this Agreement.

[Intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date first above written.

Northsight Capital, Inc., a Nevada Corporation, as Company

By: s/John Venners

      John P. Venners, EVP, Operations

ADDRESS:

7740 E. Evans Rd., Suite A101

Scottsdale, AZ 85260

Phone: 480 385-3850

Fax: 480 385 3818

ACCEPTED:

Kae Yong Park, as Secured Party

/s/ Kae Yong Park

Kae Yong Park

ADDRESS:

P.O Box 14110

Scottsdale, AZ 85267

Howard R. Baer, as Secured Party

/s/ Howard R. Baer

Howard R. Baer

ADDRESS:

P.O Box 14110

Scottsdale, AZ 85267